Exhibit 99


           COPYTELE, INC. RECEIVES DELISTING NOTIFICATION FROM NASDAQ
                 STOCK ELIGIBLE TO TRADE ON OTC BULLETIN BOARD


         MELVILLE, NY - March 25, 2003 - CopyTele, Inc. (NASDAQ:COPY) today announced that it had been informed by The Nasdaq Stock Market that CopyTele's common stock will be delisted from The Nasdaq SmallCap Market effective at the opening of business on Thursday, March 27, 2003, as a result of CopyTele's non-compliance with the $1 per share minimum bid price and the minimum stockholders' equity continued listing requirements. CopyTele's securities will be immediately eligible for quotation on the OTC Bulletin Board effective at the opening of business on March 27, 2003. The OTC Bulletin Board symbol assigned to CopyTele is COPY.

         CopyTele's principal operations include the development of a full-color flat panel video display and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. In the encryption area, we have developed and are marketing a broad line of hardware and software based high-grade information security products to accommodate cellular, satellite, digital and ordinary telephone lines for voice, fax and data encryption. These products are being marketed through a worldwide network of dealers and distributors. For additional information, visit CopyTele's website at www.copytele.com.


Forward-Looking Statements
Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to develop a full-color video display; the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filing with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.